SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    OREGON BAKING COMPANY, dba MARSEE BAKING
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Oregon                                       97-1091480
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)


      2287 NW Pettygrove Street
          Portland, Oregon                                   97210
----------------------------------------       ---------------------------------
(Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
----------------------------------------       ---------------------------------

        None

If this Form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c),
check the following box.                                                    /  /

If this Form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),
check the following box.                                                    /  /

Securities Act registration statement file number to which this Form relates:
                                                                       333-77551
                                                                 ---------------
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock
--------------------------------------------------------------------------------
                  (Title of Class)

                  Purchase Warrants
--------------------------------------------------------------------------------
                  (Title of Class)


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

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           Registrant's Common Stock and Purchase Warrants are described under the caption "Description of Securities" in the Prospectus included in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 30, 1999, as amended by Amendment No. 1 filed June 17, 1999, Amendment No. 2 filed July 23, 1999 and Amendment No. 3 filed September 7, 1999, and such descriptions are incorporated herein by reference. Such descriptions will be included in the form of prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description to be included therein is deemed to be incorporated herein by this reference.

ITEM 2.          EXHIBITS

           (1) Registrant's Amended and Restated Articles of Incorporation.
           (2) Registrant's Amended and Restated Bylaws.
           (3) Form of Common Stock Certificate.
           (4) Form of Purchase Warrant Certificate.
           (5) Form of Purchase Warrant Agreement with Stock and Warrant Transfer Agent.

           Exhibit Index located on page 3.



                                    SIGNATURE
                                    ---------


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OREGON BAKING COMPANY,
dba MARSEE BAKING


Dated:   September 10, 1999

By:      /s/ Raymond W. Lindstrom
         ------------------------------------
         Raymond W. Lindstrom
         Chairman of the Board, President and
         Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit                                                                 Page No.
-------                                                                 --------

Amended and Restated Articles of Incorporation--------------------------     *

Amended and Restated Bylaws---------------------------------------------     **

Form of Common Stock Certificate----------------------------------------     +

Form of Purchase Warrant Certificate------------------------------------     ++

Form of Purchase Warrant Agreement with Transfer Agent------------------     +++






--------------------------------------
        * Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 30, 1999.

        **        Incorporated by reference to Exhibit 3.9 of the Registration
                  Statement.

        + Incorporated by reference to Exhibit 4.2 of the Registration Statement, as amended by Amendment No. 2 filed July 23, 1999.

        ++ Incorporated by reference to Exhibit 4.3 of the Registration Statement, as amended.

        +++ Incorporated by reference to Exhibit 4.4 of the Registration Statement, as amended.



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